Exhibit 99.1

                                                                          NEWS

Charter Reports Preliminary First Quarter 2010
Financial and Operating Results

St. Louis, MO, April 14, 2010 – Charter Communications, Inc. (the “Company”) (along with its subsidiaries, the "Company" or "Charter") today announced preliminary results for revenues, operating costs and expenses and customers for the quarter ended March 31, 2010. The Company released the quarter’s preliminary results based upon currently available information. Charter said it expects revenues for the first quarter to be approximately $1.735 billion, an increase of 4.5% compared with the pro forma(1) results of the first quarter of 2009. Revenues increased primarily as a result of digital video, high-speed Internet, telephone and commercial customer growth. Operating costs and expenses, which include operating and selling, general and administrative expenses, are expected to be approximately $1.098 billion, an increase of 5.1% compared to the pro forma results of the first quarter of 2009. The increase in operating expenses for the quarter is primarily due to increased programming expenses related to annual rate increases and higher labor costs.

"We are pleased with our solid first quarter performance, as we added new digital video and high-speed Internet customers at an accelerated pace compared with last year’s first and fourth quarters," said Mike Lovett, President and Chief Executive Officer. "Our robust and scalable infrastructure provides a solid foundation for our bundled service offerings.  As we add new communications and entertainment solutions in the residential and commercial markets, we believe there is opportunity for future growth," he added.

Changes in customers during the first quarter of 2010 compared with pro forma 2009 results were as follows:

•	Basic video customers decreased approximately 23,400, consistent with year ago performance;
•	Digital video customers increased approximately 95,800, compared to 25,600 in the first quarter of 2009;
•	High-speed Internet residential customers increased approximately 103,700, compared with a net gain of 71,900 in the first quarter of 2009;
•	Residential telephone customers increased approximately 66,900, compared with a net gain of 70,400 in the year ago quarter.

Charter also announced that it expects capital expenditures for the first quarter to be approximately $310 million, compared with $269 million in the first quarter of 2009. The Company continues to anticipate that capital expenditures for the full year will be approximately $1.2 billion, and continues to target deploying switched digital video to more than 60% of its footprint and DOCSIS 3.0 to approximately half of its footprint by year end 2010.

The Company has liquidity of about $1 billion, including cash and access to capital under the $1.3 billion revolving credit facility. Availability under the revolver was approximately $760 million as of March 31, 2010.  As of March 31, 2010, the Company had cash of approximately $254 million, including restricted cash of approximately $33 million. Total principal amount of debt was approximately $12.8 billion at the end of the first quarter.

Because the first quarter has only recently ended, the information in this release is based upon preliminary information currently available to Charter. Charter will announce complete financial and operating results on Thursday, May 6, at 8:00 a.m. Eastern Time (ET) and will host a conference call to discuss these results at 9:00 a.m. ET that same day.

(1) Pro forma revenues and operating expenses reflect the sales and acquisitions of cable systems in 2009 as if such transactions had occurred on January 1, 2009.

About Charter

Charter Communications, Inc. (CCMM - OTC Bulletin Board) is a leading broadband communications company and the fourth-largest cable operator in the United States. Charter provides a full range of advanced broadband services, including advanced Charter TVTM video entertainment programming, Charter InternetTM access, and Charter PhoneTM. Charter Business® similarly provides scalable, tailored, and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, video and music entertainment services, and business telephone. Charter's advertising sales and production services are sold under the Charter Media® brand. More information about Charter can be found at www.charter.com.

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Contact:

Media:                                                                Analysts:
Anita Lamont                                                   Mary Jo Moehle
314-543-2215                                                     314-543-2397

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), regarding, among other things, our plans, strategies and prospects, both business and financial.  Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations.  Forward-looking statements are inherently subject to risks, uncertainties and assumptions, including, without limitation, the factors described under "Risk Factors" from time to time in our filings with the Securities and Exchange Commission ("SEC").  Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," "aim," "on track," "target," "opportunity," “preliminary,” and "potential," among others.  Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in other reports or documents that we file from time to time with the SEC, and include, but are not limited to:

•	the market for our securities and satisfaction of closing conditions in connection with recently announced financings;

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our ability to sustain and grow revenues and cash flows from operating activities by offering video, high-speed Internet, telephone and other services to residential and commercial customers, and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition and the difficult economic conditions in the United States;

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the impact of competition from other distributors, including but not limited to incumbent telephone companies, direct broadcast satellite operators, wireless broadband providers, and digital subscriber line ("DSL") providers and competition from video provided over the Internet;

•	general business conditions, economic uncertainty or downturn and the significant downturn in the housing sector and overall economy;

•	our ability to obtain programming at reasonable prices or to raise prices to offset, in whole or in part, the effects of higher programming costs (including retransmission consents);

•	our ability to adequately deliver customer service;

•	the effects of governmental regulation on our business;

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the availability and access, in general, of funds to meet our debt obligations, prior to or when they become due, and to fund our operations and necessary capital expenditures, either through (i) cash on hand, (ii) cash flows from operating activities, (iii) access to the capital or credit markets including through new issuances, exchange offers or otherwise, especially given recent volatility and disruption in the capital and credit markets, or (iv) other sources and our ability to fund debt obligations (by dividend, investment or otherwise) to the applicable obligor of such debt; and

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our ability to comply with all covenants in our indentures and credit facilities, any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement.  We are under no duty or obligation to update any of the forward-looking statements after the date of this release.